UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported December 17, 2008): December 18, 2008

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Sandra W. Jansky, 59, has been appointed Senior Executive Vice President and Chief Credit and Risk Officer of The Colonial BancGroup, Inc., and Colonial Bank effective December 17, 2008. Ms. Jansky is responsible for oversight of all credit administration, special asset and loan operations functions. Ms. Jansky joined SunTrust Banks, Inc. in 1981 and was appointed to Chief Credit Officer in 2002. Since departing SunTrust in 2004, Ms. Jansky assisted in the formation of a new community bank in Central Florida. Old Southern Bank opened in April 2006. Prior to her employment by The Colonial BancGroup, Inc., and Colonial Bank, Ms. Jansky served as President and Chief Operating Officer of Old Southern Bank.

Ms. Jansky entered into a three-year employment agreement which provides for a base annual salary of $500,000 and her participation in a performance based incentive plan providing for a target bonus of 50% of base salary and a maximum bonus of 100% of base salary. Ms. Jansky was granted 50,000 nonqualified stock options and 75,000 performance shares and is eligible for future equity grants beginning in 2009. The options and performance shares vest 20% per year over five years. In lieu of participation in the Company’s relocation program, Ms. Jansky will receive a one-time cash payment of $300,000.

Under the employment agreement, if Ms. Jansky’s employment is terminated by the Company without “cause,” or if Ms. Jansky’s employment is terminated by her for “good reason,” she would be entitled to the then current base salary and target bonus amounts otherwise payable through the expiration date of the agreement.

Ms. Jansky also entered into a Tier I Change in Control agreement, as such is described on pages 33 and 34 of the Company’s proxy statement, dated March 18, 2008, which description is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Press release announcing the hiring of Sandra W. Jansky as Chief Credit Officer

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This report includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,” “estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” “potential” and “anticipates,” the negative of these terms and similar expressions, as they relate to The Colonial BancGroup, Inc. (BancGroup) (including its subsidiaries and its management), are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements. In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s SEC reports (accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements, and future results could differ materially from historical performance. These factors are not exclusive:

•	losses to our loan portfolio are greater than estimated or expected;

•	an inability to raise additional capital on terms and conditions that are satisfactory;

•	the impact of current economic conditions and the impact of our results of operations on our ability to borrow additional funds to meet our liquidity needs;

•

economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable or take longer to recover than expected;

•	changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied, projected returns on investments, and fair values of assets;

•	continued or sustained deterioration of market and economic conditions or business performance could increase the likelihood that we would have to record a significant goodwill impairment charge;

•	deposit attrition, customer loss, or revenue loss in the ordinary course of business;

•	increases in competitive pressure in the banking industry and from non-banks;

•	costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;

•	the inability of BancGroup to realize elements of its strategic plans for 2008 and beyond;

•	natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;

•	management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;

•	the impact of recent and future federal and state regulatory changes;

•	current and future litigation, regulatory investigations, proceedings or inquiries;

•	strategies to manage interest rate risk may yield results other than those anticipated;

•	changes which may occur in the regulatory environment;

•	a significant rate of inflation (deflation);

•	unanticipated litigation or claims;

•	acts of terrorism or war; and

•	changes in the securities markets.

Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/s/ T. BRENT HICKS
T. Brent Hicks
Chief Accounting Officer

Date: December 18, 2008

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